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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                 (Date of earliest event reported): May 31, 2002



                          Delano Technology Corporation
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)



        Ontario, Canada                   333-94505              98-0206122
-------------------------------          ------------        -------------------
(State or Other Jurisdiction of          (Commission            (IRS Employer
         Incorporation)                  File Number)        Identification No.)


        302 Town Centre Boulevard
        Markham, Ontario, Canada                                  L3R 0E8
----------------------------------------                         ----------
(Address of Principal Executive Offices)                         (Zip Code)



       Registrant's telephone number, including area code: (905) 947-2222



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Item 5.  OTHER EVENTS.

     On May 30, 2002, divine, inc., a Delaware corporation ("divine"), and Delano Technology Corporation, a corporation organized and existing under the laws of Ontario ("Delano"), entered into an amendment (the "Amendment") to the Combination Agreement ("Combination Agreement") between divine and Delano, dated March 12, 2002, to change the date after which a non-breaching party can terminate the Combination Agreement (the "Termination Date") from June 30, 2002 to August 15, 2002 and to change from July 31, 2002 to September 16, 2002 the date to which the Termination Date will be automatically extended, if the failure to obtain any necessary governmental consent is the cause of, or results in, the parties' failure to close the combination by the Termination Date. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit
2.1 and is incorporated herein by reference.

     On May 30, 2002, divine and Delano also issued a joint press release announcing that the closing of the combination is now scheduled to occur on July 31, 2002. A copy of the press release is annexed hereto as Exhibit 99.1 and is incorporated herein by reference.



Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      EXHIBITS:

         The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned authorized officer.


                                      DELANO TECHNOLOGY CORPORATION
Toronto, Ontario
May 31, 2002
                                      By: /s/ David Lewis
                                         ---------------------------------------
                                         David Lewis
                                         Vice President, Legal & General Counsel






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                                  EXHIBIT INDEX


EXHIBIT NO.      DESCRIPTION
-----------      -----------

   2.1 Amendment, dated May 30, 2002, to Combination Agreement, dated March 12, 2002, by and among Delano Technology Corporation and divine, inc.

  99.1 Joint Press Release of divine, inc. and Delano Technology Corporation, dated May 30, 2002.